Exhibit 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, James Bugden, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of The Meet Group, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2020

/s/ James Bugden
James Bugden
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)